Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

EWING, N.J. – February 23, 2022 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a year of growth, R&D milestone achievements, new customer agreements, continued market recognition, and diversification and expansion of our global manufacturing footprint with PPG,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display Corporation. “During the year, our revenue grew to a record high of $554 million, we extended our long-term agreements with LG Display, Visionox Technology and Tianma Micro-electronics, and jointly announced with PPG the establishment of a new manufacturing site in Shannon, Ireland, for the production of our highly efficient, high-performing UniversalPHOLED materials. In addition, we were recognized by the Financial Times as one of The Americas’ Fastest-Growing Companies, by Newsweek as one of America’s Most Responsible Companies for the second year in a row, awarded a Silver rating for corporate social responsibility from EcoVadis, and recognized once again by The Forum of Executive Women as a Champion of Board Diversity.”

Rosenblatt continued, “Leveraging over 25 years of ‘vision, innovation and reality’, Universal Display’s brilliant team of scientists and engineers continue to discover, develop, and deliver next-generation, state-of-the-art OLED materials and technologies. With respect to blue, given recent advancements, we believe that we are on track to meet preliminary target specifications with our phosphorescent blue by year-end 2022, which should enable the introduction of our all-phosphorescent RGB (red, green and blue) stack into the commercial market in 2024. We believe that the commercial introduction of our full-color emissive stack has the potential to unlock a vast array of opportunities for higher energy-efficiency and higher performance across a broad range of OLED applications.”

Financial Highlights for the Fourth Quarter of 2021

•
Total revenue in the fourth quarter of 2021 was $146.2 million as compared to $141.5 million in the fourth quarter of 2020.
•
Revenue from material sales was $85.8 million in the fourth quarter of 2021 as compared to $62.5 million in the fourth quarter of 2020.
•
Revenue from royalty and license fees was $56.0 million in the fourth quarter of 2021 as compared to $75.0 million in the fourth quarter of 2020.
•
Cost of materials was $29.2 million in the fourth quarter of 2021 as compared to $24.6 million in the fourth quarter of 2020.
•
Operating income was $56.5 million in the fourth quarter of 2021 as compared to $65.8 million in the fourth quarter of 2020.
•
Net income was $45.9 million or $0.96 per diluted share in the fourth quarter of 2021 as compared to $53.9 million or $1.13 per diluted share in the fourth quarter of 2020.

Revenue Comparison

($ in thousands)	Three Months Ended December 31,
	2021	2020
Material sales	$85,768	$62,538
Royalty and license fees	55,995	75,046
Contract research services	4,484	3,959
Total revenue	$146,247	$141,543

Cost of Materials Comparison

($ in thousands)	Three Months Ended December 31,
	2021	2020
Material sales	$85,768	$62,538
Cost of material sales	29,199	24,602
Gross margin on material sales	56,569	37,936
Gross margin as a % of material sales	66%	61%

Financial Highlights for the Full Year 2021

•
Total revenue for the full year 2021 was $553.5 million as compared to $428.9 million for the full year 2020.
•
Revenue from material sales was $318.6 million for the full year 2021 as compared to $229.7 million for the full year 2020.
•
Revenue from royalty and license fees was $219.0 million for the full year 2021 as compared to $185.1 million for the full year 2020.
•
Cost of materials was $104.4 million for the full year 2021 as compared to $75.9 million for the full year 2020.
•
Operating income was $227.6 million for the full year 2021 as compared to $157.5 million for the full year 2020.
•
Net income was $184.2 million or $3.87 per diluted share for the full year 2021 as compared to $133.4 million or $2.80 per diluted share for the full year 2020.

Revenue Comparison

($ in thousands)	Full Year Ended December 31,
	2021	2020
Material sales	$318,623	$229,749
Royalty and license fees	219,032	185,054
Contract research services	15,870	14,064
Total revenue	$553,525	$428,867

Cost of Materials Comparison

($ in thousands)	Full Year Ended December 31,
	2021	2020
Material sales	$318,623	$229,749
Cost of material sales	104,397	75,939
Gross margin on material sales	214,226	153,810
Gross margin as a % of material sales	67%	67%

2022 Guidance

The Company believes that its 2022 revenue will be approximately in the range of $625 million to $650 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a first quarter 2022 cash dividend of $0.30 per share on the Company’s common stock. The dividend is payable on March 31, 2022 to all shareholders of record on March 17, 2022.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 23, 2022 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

Follow Universal Display Corporation

Twitter

Facebook

YouTube

(OLED-C)

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$311,993	$630,012
Short-term investments	351,194	99,996
Accounts receivable	107,639	82,261
Inventory	134,160	91,591
Other current assets	20,948	20,746
Total current assets	925,934	924,606
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $92,461 and $72,493	128,832	102,113
ACQUIRED TECHNOLOGY, net of accumulated amortization of $173,635 and $153,050	49,668	70,253
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $7,565 and $6,155	9,711	10,685
GOODWILL	15,535	15,535
INVESTMENTS	168,076	5,000
DEFERRED INCOME TAXES	33,453	37,695
OTHER ASSETS	135,710	103,341
TOTAL ASSETS	$1,466,919	$1,269,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,955	$13,801
Accrued expenses	45,474	41,404
Deferred revenue	120,864	105,215
Other current liabilities	6,645	4,540
Total current liabilities	187,938	164,960
DEFERRED REVENUE	36,217	57,086
RETIREMENT PLAN BENEFIT LIABILITY	66,773	78,527
OTHER LIABILITIES	76,077	55,941
Total liabilities	367,005	356,514
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,065,924 and 49,013,476 shares issued, and 47,700,276 and 47,647,828 shares outstanding at December 31, 2021 and December 31, 2020, respectively	491	490
Additional paid-in capital	658,728	635,595
Retained earnings	500,212	353,930
Accumulated other comprehensive loss	(18,235)	(36,019)
Treasury stock, at cost (1,365,648 shares at December 31, 2021 and December 31, 2020)	(41,284)	(41,284)
Total shareholders’ equity	1,099,914	912,714
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,466,919	$1,269,228

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
REVENUE:
Material sales	$85,768	$62,538	$318,623	$229,749
Royalty and license fees	55,995	75,046	219,032	185,054
Contract research services	4,484	3,959	15,870	14,064
Total revenue	146,247	141,543	553,525	428,867
COST OF SALES	32,243	26,998	114,991	85,478
Gross margin	114,004	114,545	438,534	343,389
OPERATING EXPENSES:
Research and development	26,940	22,186	99,673	83,894
Selling, general and administrative	22,769	16,217	80,372	61,346
Amortization of acquired technology and other intangible assets	5,504	5,495	21,994	21,969
Patent costs	2,157	1,938	8,160	7,529
Royalty and license expense	172	2,930	691	11,125
Total operating expenses	57,542	48,766	210,890	185,863
OPERATING INCOME	56,462	65,779	227,644	157,526
Interest income, net	160	695	505	5,139
Other (expense) income, net	(80)	230	98	864
Interest and other income, net	80	925	603	6,003
INCOME BEFORE INCOME TAXES	56,542	66,704	228,247	163,529
INCOME TAX EXPENSE	(10,666)	(12,802)	(44,034)	(30,157)
NET INCOME	$45,876	$53,902	$184,213	$133,372
NET INCOME PER COMMON SHARE:
BASIC	$0.96	$1.13	$3.87	$2.80
DILUTED	$0.96	$1.13	$3.87	$2.80
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,324,718	47,241,078	47,296,447	47,198,982
DILUTED	47,387,469	47,298,692	47,365,435	47,236,994
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.15	$0.80	$0.60

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$184,213	$133,372
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables, net	(225,549)	(183,997)
Depreciation	19,968	15,217
Amortization of intangibles	21,994	21,969
Change in excess inventory reserve	3,554	1,114
Amortization of premium and discount on investments, net	(373)	(4,960)
Stock-based compensation to employees	34,871	26,631
Stock-based compensation to Board of Directors and Scientific Advisory Board	1,404	1,647
Deferred income tax expense (benefit)	1,748	(4,446)
Retirement plan expense	8,875	5,656
Decrease (increase) in assets:
Accounts receivable	(25,378)	(21,809)
Inventory	(46,123)	(28,752)
Other current assets	22,413	6,497
Other assets	(36,139)	(13,481)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,902	(8,305)
Other current liabilities	2,105	2,683
Deferred revenue	201,484	192,369
Other liabilities	20,136	7,387
Net cash provided by operating activities	191,105	148,792
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(43,161)	(27,991)
Purchase of intangibles	(394)	(60)
Purchases of investments	(642,180)	(604,153)
Proceeds from sale and maturity of investments	227,984	1,023,460
Net cash (used in) provided by investing activities	(457,751)	391,256
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,507	1,176
Payment of withholding taxes related to stock-based compensation to employees	(14,949)	(14,394)
Cash dividends paid	(37,931)	(28,445)
Net cash used in financing activities	(51,373)	(41,663)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(318,019)	498,385
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	630,012	131,627
CASH AND CASH EQUIVALENTS, END OF YEAR	$311,993	$630,012
The following non-cash activities occurred:
Unrealized (loss) gain on available-for-sale securities	$(295)	$(118)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(3,526)	(1,468)
Cash paid for income tax	52,650	36,269